SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2001

                                   TRISM, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                      0-23210                      13-3491658
(State or Other          (Commission File Number)           (I.R.S. Employer
 Jurisdiction of                                            Identification No.)
incorporation
or organization)

                    4174 Jiles Road, Kennesaw, Georgia 30144
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (770) 795-4600

                                       N/A
  -----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

Common Stock Purchase Right Dividend

          On April 27, 2001, the Board of Directors of TRISM, Inc. declared a dividend of one right for each outstanding share of TRISM's Common Stock, par value $.01 per share, to stockholders of record at the close of business on April 27, 2001 (the "Record Date"). Each right initially entitles the holder to purchase from TRISM one share of Common Stock at a purchase price of $1.50 per share. The rights are not exercisable until the Distribution Date and will expire at the close of business on April 26, 2011, unless earlier redeemed by TRISM as described below. The complete description and terms of the rights are set forth in a Rights Agreement between TRISM and Continental Stock Transfer & Trust Company, as Rights Agent.

Certificates; Separation of Rights from Common Stock; Registration

          Initially, the rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. The rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of:

          o 10 days following a public announcement that a person or group of affiliated or associated persons (other than those who report ownership on Schedule 13G under the Securities Exchange Act of
               1934) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the shares of Common Stock then outstanding1 (the "Stock Acquisition Date"), or

          o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding shares of Common Stock.

          Until the Distribution Date, (1) the rights will be evidenced by the Common Stock certificates and will be transferred automatically with, and only with, these Common Stock certificates, (2) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the rights associated with the Common Stock represented by this certificate.

          As soon as practicable after the Distribution Date, separate certificates evidencing the rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, after that, the separate rights certificates alone will represent the rights. Except
(1) with respect to certain shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee benefit plan or compensation arrangement, or upon the exercise, conversion or exchange of certain securities of TRISM, or (2) as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with rights.

--------
1 Under the Rights Agreement, for purposes of calculating percentages of Common Stock outstanding, shares of Common Stock outstanding shall include all shares of Common Stock deemed to be beneficially owned by a person and its affiliates and associates, even if not actually then outstanding.


          The rights, if necessary, and the Common Stock issuable upon exercise of the rights, will be registered under the Securities Act of 1933, as amended.

Flip-In Trigger

          In the event (a "Flip-In Event") that a person or group becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Directors who are not officers of TRISM and who are not representatives, nominees, affiliates or associates of this person, after receiving advice from one or more nationally recognized investment banking firms, to be fair to and otherwise in the best interests of TRISM and its stockholders), each holder of a right will have the right to receive, upon exercise of his/her right, Common Stock (or, in certain circumstances, cash, property or other securities of TRISM) having a value (based on a formula set forth in the Rights Agreement) equal to two times the purchase price of the right. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, rights are not exercisable following the occurrence of a Flip-In Event until the rights are no longer redeemable by TRISM as set forth below.

          For example, at a purchase price of $1.50 per right, each right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $3.00 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $1.50. Assuming that the Common Stock had a per share market price of $0.60 at that time, the holder of each valid right would be entitled to purchase five shares of Common Stock for $1.50.

Flip-Over Trigger

          In the event (a "Flip-Over Event") that, at any time following the Stock Acquisition Date:

          o TRISM engages in a merger or other business combination transaction in which TRISM is not the surviving corporation;

          o TRISM engages in a merger or other business combination transaction in which TRISM is the surviving corporation but its Common Stock is changed or exchanged for stock or securities of any other person or cash or any other property (other than a merger meeting certain conditions which follows an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of TRISM determine to be fair to and otherwise in the best interests of TRISM and its stockholders); or

          o 50% or more of TRISM's assets or earning power is sold or transferred (in one transaction or a series of transactions),

then each holder of a right (except rights which previously have been voided as set forth above) shall have the right to receive, upon exercise at the then current purchase price (as set forth in the Rights Agreement), common stock of the acquiring company having a then current market value equal to two times the exercise price of the right.

          TRISM may not engage in a transaction with an Acquiring Person constituting a Flip-Over Event unless the Acquiring Person meets certain conditions. If the Acquiring Person's (or its affiliated entity's) common stock has not been registered under the Securities Exchange Act of 1934, as amended, for the preceding twelve months, but it is a direct or indirect subsidiary of another company which has registered common stock, the rights shall be exercisable as described above to purchase the common stock of this parent company. Moreover, TRISM may not engage in a Flip-Over transaction unless the Acquiring Person (or its affiliated entity or parent, as applicable), (1) has sufficient shares of common stock authorized to permit the full exercise of the rights and (2) enters into an agreement containing the terms set forth above and providing that, as soon as practicable after the date of the Flip-Over Event, the Acquiring Person will register the rights and the securities issuable upon exercise of the rights under the Securities Act of 1933, as amended, and maintain the effectiveness of this registration statement until the Expiration Date of the rights plan. Notwithstanding the foregoing, a merger or consolidation will not constitute a Flip-Over Event if (1) the transaction is consummated with a person who acquired Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Directors who are not officers of TRISM and who are not representatives, nominees, affiliates or associates of this person, after receiving advice from one or more nationally recognized investment banking firms, to be fair to and otherwise in the best interests of TRISM and its stockholders, or with a subsidiary of this person; (2) the price per share of Common Stock offered in this transaction is not less than the price paid to holders of TRISM's Common Stock whose shares were purchased in the tender offer or exchange offer described in the preceding sentence; and (3) the form of consideration offered in the transaction is the same as the form of consideration paid pursuant to the tender offer or exchange offer described in the second preceding sentence.

Adjustments to the Number of Rights/Common Stock

          The number of rights evidenced by the rights certificate and the number and kind of shares of Common Stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend payable in Common Stock on, or a subdivision or combination of, the Common Stock. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption of Rights

          At any time until the earlier of (a) ten days following the Stock Acquisition Date or (b) the expiration date of the rights, TRISM may redeem the rights in whole, but not in part, at a price of $.001 per right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.001 redemption price.

Stockholder Rights

          Until a right is exercised, its holder, as the holder of this right, will have no rights as a stockholder of TRISM, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to TRISM, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Common Stock (or other consideration) of TRISM or for common stock of the acquiring company as set forth above, or are redeemed as provided in the preceding paragraph.

Amendment

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors of TRISM prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that an amendment to lengthen the time period governing redemption may be made only if the rights are redeemable and an amendment to lengthen any other time period may be made only for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of rights (other than any Acquiring Person).

Anti-Takeover Effects

          The rights will have certain anti-takeover effects. Exercise of the rights will cause substantial dilution to a person or group that attempts to acquire TRISM on terms not approved by TRISM's Board of Directors. The existence of rights, however, should not affect an offer at a fair price and otherwise in the best interests of TRISM and its stockholders as determined by the Board of Directors. The rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date redeem all but not less than all of the then outstanding rights at the $.001 redemption price.

          The Rights Agreement between TRISM and the Rights Agent specifying the terms of the rights, which includes as an exhibit the form of rights certificate, is incorporated herein by reference. The foregoing summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7.  Exhibits


          Exhibit Number         Description

                4 Rights Agreement, dated as of April 27, 2001 between TRISM, Inc. and Continental
                                 Stock Transfer & Trust Company, as Rights Agent

                99               Press Release, dated April 27, 2001

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TRISM, INC.

                                     By: /s/ THOMAS P. KRASNER
                                         Name:  Thomas P. Krasner
                                         Title: Chief Executive Officer

Dated: April 27, 2001

                                  EXHIBIT INDEX


       Exhibit Number          Description
              4                Rights Agreement, dated as of April 27, 2001,
                               between TRISM, Inc. and Continental
                               Stock Transfer & Trust Company, as Rights Agent

             99                Press Release, dated April 27, 2001